UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	January 13, 2006
(Date of earliest event reported):	January 9, 2006
Commission File No. 0-10587

Fulton Financial Corporation

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania	17602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-291-2411

Former name or former address, if changed since last Report: N/A

     Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |  |  Written communications pursuant to Rule 425 under the Securities Act

     |  |  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     |  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     |  |  Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Fulton Financial Corporation

Information to be included in Report

Item 8.01 - Other Events

On January 9, 2006, Resource Bank, a whole owned subsidiary of Fulton Financial Corporation (Fulton), entered into a mediation agreement that reflects a tentative settlement of a lawsuit alleging violations of the Telephone Consumer Protection Act.  The case was pending against Resource Bank at the time of the acquisition by Fulton of Resource Bankshares Corporation (Resource), the previous parent company of Resource Bank, on April, 1 2004.

At the time of the acquisition, as disclosed in Resource’s filings with the Securities and Exchange Commission, Resource Bank was a defendant in a lawsuit filed in state court in Marion County, Indiana.  The plaintiff, an Indiana law firm, alleged that Resource Bank violated the Telephone Consumer Protection Act (TCPA) by sending unsolicited fax advertisements.  The plaintiff was seeking certification of a class action to pursue the claim on behalf of itself and other recipients of unsolicited faxes.  Resource Bank had disclosed that it expected the number of faxes sent by its service provider during the relevant time period to be significant, but had indicated that it had been unable to determine the number of such faxes that might be the subject of the lawsuit.  In light of expected insurance coverage and defenses and historical outcomes of similar cases under the TCPA, the assessment of Fulton’s management, at the time of the acquisition and subsequent thereto, was that the lawsuit was not reasonably likely to have a material effect on Fulton’s financial condition or results of operations.  As the lawsuit progressed, Fulton made a decision to seek a settlement of the litigation to eliminate the continuing distraction caused by the litigation, reduce costs associated with the lawsuit and resolve any uncertainty associated with litigating the case to conclusion.  As a result of a mediation proceeding conducted in January 2006, the parties agreed to settle the suit. The tentative settlement is subject to approval by the court and other conditions.

Under the terms of the mediation agreement, Resource Bank has agreed to set aside $10 million in a class fund as a deposit from which all attorney fees, claims and other costs will be paid.  Claims will only be paid from this fund if certain conditions are met.  Based on Fulton’s analysis of the costs and probable claims to be paid, an accrual of approximately $4.7 million was recorded as of December 31, 2005.  Additionally, a receivable of approximately $2.5 million has been recorded under an insurance policy that covers damages in these types of matters.  Accordingly, a net pretax charge of $2.2 million has been recognized as of December 31, 2005 for this litigation matter.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 13, 2006	Fulton Financial Corporation By: /s/ Charles J. Nugent
Charles J. Nugent Senior Executive Vice President and Chief Financial Officer

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